EXHIBIT 10.4

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into on February 12, 2009, by Good Earth Energy Conservation, Inc. (“Good Earth”), a corporation incorporated in Delaware with offices in Springdale, Arkansas, and Robert C. Winkelman (“Winkelman”), individually, of Fayetteville, Arkansas. Good Earth and Winkelman may be referred to individually as a “Party” or collectives as “Parties.”

RECITALS

WHEREAS, Winkelman is a shareholder and officer of Good Earth;

WHEREAS, Winkelman has personally filed for a number of patents relating to technology involved in battery operated vehicles, including hybrids;

WHEREAS, Good Earth desires to obtain from Winkelman an exclusive license in those patents applied for and patents applied for in the future by Winkelman.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.          Definitions. For purposes of this Agreement, the following capitalized terms shall have the meaning set forth below:

(i)          Winkelman Patents means patents owned by Winkelman, patents applied for by Winkelman, or patents that will be applied for and obtained in the future by Winkelman which relate to battery operated vehicles, including hybrid vehicles.

(ii)         Vehicle means any means in or by which someone travels or something is carried or conveyed.

(iii)        Winkelman means Robert C. Winkelman individually and not as his role as shareholder and officer of Good Earth.

2.          Grant of Patents.

(a)          Effective as of the date of this Agreement, and subject to the terms hereof, Winkelman hereby grants to Good Earth:

(i)          A license to the Winkelman Patents which is exclusive license to internally copy for Good Earth’s use.

(ii)         Good Earth has a right sub-license or use the Winkelman Patents for any permitted use under this Agreement.

(iii)        If Good Earth fails to use a Winkelman Patent for a use that produces a royalty payment (see paragraph 3 below) to Winkelman within three (3) years of the date of this Agreement, the exclusive rights of the Winkelman Patents hereunder are voided and terminated.

3.          Royalty Payments. A ten percent (10%) royalty payment will be due to Winkelman from any gross revenue generated by Good Earth from the use of Winkelman Patents. Royalty payments will be made to Winkelman, his heirs and/or assigns in monthly amounts no more than ten thousand dollars ($10,000.00). Should the royalty payment due to Winkelman be greater than $10,000.00, this amount should be deferred to following month(s) for as long necessary to make payment of the entire amount due to Winkelman.

4.          Default. The following are events of default under this Agreement:

(a)          Failure of Good Earth to comply with any of the terms, conditions, or requirements of this Agreement;

(b)          Good Earth becomes financially insolvent or goes into (or appear to be imminently going into) receivership or bankruptcy.

If any one or more of the above events occurs, Winkelman shall have the right to terminate this Agreement thereby the voiding Good Earth’s exclusive rights to the Winkelman Patents.

5.          Binding Agreement. This Agreement is a legally binding obligation of both Parties, and are and will be enforceable against it in accordance with the respective terms hereof.

6.          Notice. All notices, demands, requests and other communications or documents required or permitted to be provided under this Agreement shall duly be in writing and shall be given to the applicable party at its address below or such other address or facsimile number as the party may later specify for that purpose by notice to the other party:

Good Earth Energy Conservation, Inc.

6398 Wrens Nest Cove

Springdale, AR 72762

Robert C. Winkelman

2216 Old Wire Road

Fayetteville, AR 72703

Each notice shall, for all purposes, be deemed given and received:

(i)          If by hand, when delivered;

(ii)         If given by nationally recognized and reputable overnight delivery service, the business day on which the notice is actually received by the party; or

(iii)        If given by certified mail, return receipt requested, postage prepaid, the date shown on the return receipt.

7.          Entire Agreement; Modification. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement. This Agreement supersedes any prior oral or written agreements between the parties with respect to the subject matter of this Agreement. This Agreement may be modified only if done so in writing and signed by both Parties.

8.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signature pages to this Agreement may be delivered by facsimile transmission or electronic mail and any such signature page shall be deemed an original.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized officers on the date first written above.

GOOD EARTH ENERGY CONSERVATION, INC.

By:	/s/ John Maguire
John Maguire, Secretary

/s/ Robert C. Winkelman
Robert C. Winkelman

amendment to license agreement

THIS AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is made and entered into on September 2, 2009, by Good Earth Energy Conservation, Inc. (“Good Earth”), a corporation incorporated in Delaware with offices in Springdale, Arkansas, and Robert C. Winkelman (“Winkleman”), individually, of Fayetteville, Arkansas. Good Earth and Winkleman may be referred to individually as a “Party” or collectives as “Parties.”

The Parties agree that the License Agreement dated February 12, 2009 (“License Agreement”) between the Parties shall be amended by replacing Section 3 “Royalty Payments” with the following language:

3.	Royalty Payments.

Winkelman, his heirs and/or assigns will be paid royalty payments upon the following basis:

(a)	Net sales of any product using any Winkelman Patent or any sub-license revenue or other economic gain received by the Corporation relating to the Winkelman Patents, Winkelman will be paid:

i.	5% of the first $100,000;
ii.	3% of the next $250,000;
iii.	2% of the next $500,000; and

iv.	1% of all revenue received over $850,000.

These amounts will be paid to Winkelman, his heirs and/or assigns, within 20 days after the end of each month of receipt of funds by the Corporation.

(b)	If any Winkelman Patent is denied, all royalties payable under the license agreement related thereto would cease.

Royalty payments will be made to Winkelman, his heirs and/or assigns in monthly amounts no more than ten thousand dollars ($10,000.00). Should the royalty payment due to Winkelman be greater than $10,000.00, this amount should be deferred to following month(s) for as long necessary to make payment of the entire amount due to Winkelman.

The remainder of the language in the License Agreement remains unchanged and in full force and effect.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed

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SECOND AMENDMENT TO LICENSE AGREEMENT

THIS SECOND AMENDMENT TO LICENSE AGREEMENT (this “Second Amendment”) is made and entered into on 14th December, 2009 by Good Earth Energy Conservation, Inc. (“Good Earth”), a corporation incorporated in Delaware with offices in Springdale, Arkansas, and Robert C. Winkelman (“Winkelman”), individually, of Fayetteville, Arkansas. Good Earth and Winkelman may be referred to individually as a “Party” or collectives as “Parties.”

The Parties agree that the License Agreement dated February 12, 2009 (“License Agreement”) between the Parties shall be amended by the addition Section 2A:

2A.           Patents relating for Forklift Industry. The Parties acknowledge that Winkelman Patents relating to the forklift industry and batteries and/or chargers for forklifts are effectively within this license. The Parties also acknowledge that research and development of such patents will take place with the assistance of Little Green Windmill, Inc., an Arkansas corporation. The Parties agree that because of the circumstances surrounding said research and development and for cost saving purposes, Little Green Windmill, Inc.’s shall accomplish the research and development of Winkelman Patents relating to the forklift industry. Little Green Windmill, Inc. shall be compensated by payment of fifty-percent (50%) of Good Earth’s net economic benefit before taxes derived from said research and development relating to the Winkelman Patents relating to the forklift industry.

The remainder of the language in the License Agreement remains unchanged and in full force and effect.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signature pages to this Amendment may be delivered by facsimile transmission or electronic mail and any such signature page shall be deemed an original.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment or caused this Amendment to be executed by their duly authorized officers on the date first written above.

GOOD EARTH ENERGY CONSERVATION, INC.

By:	/s/ John Maguire
John Maguire, Secretary

/s/ Robert C. Winkelman
Robert C. Winkelman